EXHIBIT 10.4

ESTERLINE TECHNOLOGIES CORPORATION
2013 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

(For Esterline Executive & Corporate Officers Only)

Pursuant to your Global Restricted Stock Unit Award Notice (the “Award Notice”) and this Global Restricted Stock Unit Award Agreement, including any applicable country-specific provisions in the Appendix hereto (together, this “Agreement”), Esterline Technologies Corporation (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2013 Equity Incentive Plan (as may be amended and/or restated from time to time) (the “Plan”), for the number of Restricted Stock Units indicated in your Award Notice.

The details of the Award are as follows:

1.Definitions

1.1“RSUs” – Restricted Stock Units, which are rights awarded by the Company to Participants to receive shares of Company stock, subject to the Award Terms and Conditions.  One share of Common Stock will be issuable for each RSU that vests.

1.2“Unvested Units” – RSUs that have not vested and remain subject to forfeiture.

1.3“Vested Units” – RSUs that have vested and are no longer subject to forfeiture.

1.4“Units” – Unvested and Vested RSUs, collectively.

1.5“Vesting and Settlement Schedule” – The vesting and settlement schedule set forth in the Award Notice.

1.6“Full Retirement” – A voluntary Termination of Service when you are either (a) age 65 or older or (b) age sixty (60) or older and you have provided at least ten (10) years of service to the Company, in either case, where such Termination of Service is a bona fide end to your career in the industries and markets within which the Company does business.

Capitalized terms not defined in this Agreement or the Award Notice but defined in the Plan have the same definitions as in the Plan. On any issues of interpretation arising from these Award Terms and Conditions and/or Plan definitions, the Committee’s decisions will be final and binding.

2.Vesting and Settlement

The Award will vest according to the Vesting and Settlement Schedule; provided, however, that (a) the Award will terminate and the Unvested Units will be forfeited upon your Termination of Service as set forth in Section 3 and (b) in the event of a Change in Control, Unvested Units as of the date of the Change in Control (the “Closing Date”) shall become Vested Units on a prorated basis up to and including the Closing Date and shall be settled as set forth in this Agreement, with such proration to be a fraction, the numerator of which will be the number of full months since the Grant Date (rounded up if the Closing Date is the 15th or later in such month and rounded down if the Closing Date is the 14th or earlier in such month), and the denominator of which will be 36.  As soon as practicable, but in any event within sixty (60) days, after the Settlement Date, the Company will settle Vested Units by issuing to you one share of Common Stock for each Vested Unit.  Notwithstanding anything to the contrary in the Plan, this Agreement or any other agreement governing the Award, settlement timing for Vested Units will not be accelerated, including in the event of a Change in Control or similar event, except as provided in this Section 2.  To the extent the Units become Vested Units pursuant to the terms of any agreement governing the Award in connection with your “separation from service” within two years following a “change in control event,” as such terms are defined under Section 409A, the Award shall be settled within sixty (60) days following the date the Units become Vested Units, provided that, to the extent necessary to comply with Section 409A, settlement of the Award shall not be made prior to the date that is six months following the date of such separation from service.

3.Termination of Service

Upon your Termination of Service for any reason other than (a) Disability, (b) death or (c) Full Retirement, the Award will immediately terminate and all Unvested Units shall immediately be forfeited without payment of any further consideration to you. Upon your Termination of Service due to Disability, death or Full Retirement, all Unvested Units shall become Vested Units.

Notwithstanding the provisions in this Section 3, if the Company or the Employer develops a good faith belief that any provision in this Section 3 may be found to be unlawful, discriminatory or against public policy in any relevant jurisdiction, then the Company in its sole discretion may choose not to apply such provision.

4.Securities Law Compliance

The Company intends to maintain registration of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) with the U.S. Securities and Exchange Commission under the Securities Act or any other applicable securities act (the “Acts”) in order to facilitate your ability to resell the Shares. However, circumstances may arise that result in the loss of registration of the Shares, which means that your ability to resell the Shares would be more limited. You understand that the Company has no obligation to you to maintain any registration of the Shares with the U.S. Securities and Exchange Commission and has not represented to you that it will so maintain registration of the Shares. In addition, to help ensure compliance with the Acts:

4.1You represent and warrant that you: (a) have been furnished with a copy of the Plan Summary and all information that you deem necessary to evaluate the merits and risks of receipt of the Award; (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company; and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy and meaning of any information obtained concerning the Award and the Company.

4.2You hereby agree that in no event will you sell or distribute all or any part of the Shares, unless: (a) there is an effective registration statement under the Securities Act and any applicable local, state or foreign securities laws covering any such transaction involving the Shares; or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

4.3You confirm that you have been advised, prior to your receipt of the Shares,

that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Acts.

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4.4You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

5.Transfer Restrictions

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

6.No Rights as Stockholder

You shall not have voting or other rights as a stockholder of the Company with respect to the Units.

7.Independent Tax Advice

The Company hereby advises you that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. The Company strongly recommends that you consult with a competent tax advisor independent of the Company prior to signing the Award Notice. By signing the Award Notice, you acknowledge receipt of this advice and agree that you have had the opportunity to consult with such a tax advisor.

8.Book Entry Registration of the Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and applicable securities law or trading restrictions, if any, with respect to the Shares will be noted in the records of the Company’s transfer agent and in the book entry system.

9.Responsibility for Taxes

You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer

(or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) withholding from proceeds from the sale of Shares acquired upon settlement either through a voluntary sale or through a mandatory sale (which the Company may either arrange on your behalf pursuant to this authorization without further consent or may require you to enter into a trading plan that complies with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act with a brokerage firm acceptable to the Company for this purpose); or (iii) withholding in Shares to be issued upon settlement. Notwithstanding the foregoing, if you are a Section 16 officer of the Company, you agree and acknowledge that the Company or its agent are authorized to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement, unless the Committee determines in its discretion to satisfy the obligations for all Tax-Related Items by one or a combination of (i), (ii) and (iii) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Vested Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer, as applicable, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

10.Nature of Grant

In accepting the Award, you acknowledge, understand and agree that:

10.1 the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

10.2 the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of awards, even if awards have been granted in the past;

10.3 all decisions with respect to future awards or other grants, if any, will be at the sole discretion of the Company;

10.4 the grant of the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Related Company and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any);

10.5 you are voluntarily participating in the Plan;

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10.6 the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

10.7 the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

10.8 the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

10.9 no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from your Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and

10.10 the following provision applies only to Participants based outside the United States: you acknowledge and agree that neither the Company, the Employer nor any Related Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.

11.Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and any Related Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to Morgan Stanley Smith Barney, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Morgan Stanley Smith Barney, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that ifyou reside outside the United States, you may, at any time, view Data,

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request additional information about the storage and processing ofData, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. Ifyou do not consent, or ifyou later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences ofyour refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

12.General Provisions

12.1 Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.

12.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

12.3 Imposition of Other Requirements. You hereby agree to take any additional action and execute whatever additional documents or undertakings the Company may deem necessary or advisable for legal or administrative reasons in connection with your participation in the Plan, the grant of Award, or the acquisition of any Shares.

12.4 Agreement Is Entire Contract. This Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

12.5 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

12.6 Section 409A Compliance. Payments made pursuant to this Agreement and the Plan are intended to qualify for an exception from or to comply with Section 409A. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Committee reserves the right, but shall not be required to, unilaterally amend or modify the terms of this Agreement and/or the Plan as it determines necessary or appropriate, in its sole discretion, to avoid the imposition of interest or penalties under Section 409A; provided, however, that the Company makes no representation that that the Award shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

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12.8 Governing Law and Venue. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdictions of the State of Washington, agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

12.9 Language. If you have received this Agreement or any other documents related to the Plan translated to a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.10 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

12.11 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

12.12 Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in the appendix to this Agreement for your country (the “Appendix”). The Appendix constitutes part of this Agreement.

12.13 Reimbursement. Plan participation and awards are subject to the Board’s Policy on Reimbursement of Incentive Awards, as it might change from time to time.

12.14 No Right to Damages. Nothing in these Award Terms and Conditions gives you a right to receive damages for any portion of the Award that you might lose due to Company, Related Company or Committee decisions. The loss of potential profit from the Award will not constitute an element of damages in the event of your Termination of Service for any reason, even if such Termination of Service violates an obligation of the Company or a Related Company.

            12.15Insider Trading.  By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent it applies to you).  Further, you acknowledge that your country of residence may also have laws or regulations governing insider trading and such laws or regulations may impose additional restrictions on your ability to participate in the Plan (e.g., acquiring or selling Shares) and you are solely responsible for complying with such laws or regulations.

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APPENDIX

COUNTRY-SPECIFIC TERMS TO THE

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Terms and Conditions

This Appendix to the Global Restricted Stock Unit Award Agreement (the “Agreement”) includes special terms and conditions applicable to Participants in the countries covered by the Appendix. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement.

Notifications

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of June 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Award vests or Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Grant Date, or are considered a resident of another country for local law purposes, the information contained herein may not apply to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BELGIUM Notifications

Foreign Asset/Account Reporting Information. If you are a Belgian resident, you are required to report any security or bank account (including brokerage accounts) you maintain outside Belgium on your annual tax return, and will have to provide the Central Contact Point with the National Bank of Belgium (“CP”) with the account number, the name of the bank with which the account was opened and the country in which it was opened in a separate report the first time you report the foreign security and/or bank account on your annual income tax return. The forms to complete this report are now available on the website of the National Bank of Belgium.

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CANADA

Terms and Conditions

Termination of Service. This provision supplements Section 3 of the Agreement.

In the event of Termination of Service (whether or not in breach of local labor laws and whether or not later found to be invalid), your right to receive the Award and vest under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date that you are no longer actively employed by the Company or the employer, or at the discretion of the Committee, (2) the date the you receive notice of termination of employment from the employer, if earlier than (1), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer employed for purposes of the Award.

The following provisions apply if you are a resident of Quebec:

French Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention

Data Privacy Notice and Consent. The following provision supplements Section 11 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company or any Related Company and the Administrator to disclose and discuss the Plan with their advisors and to record such information and to keep such information in your employee file.

Notifications

Securities Law Information. You are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of the Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NYSE.

Foreign Asset/Account Reporting Information. Foreign property including the Award, Shares, and other rights to receive shares of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of your foreign assets exceeds C$100,000 at any time

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during the year. You are advised to consult with a personal advisor to ensure that you comply with the applicable requirements.

FRANCE

Terms and Conditions

French Language Provision. By accepting the Agreement providing for the terms and conditions of your Award, you confirm having read and understood the documents relating to this Award (the Plan and the Agreement) which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’Attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.

Notifications

Tax Information. The Award is not intended to be a French tax-qualified award.

Foreign Asset/Account Reporting Information. French residents holding cash or securities (including Shares acquired under the Plan) outside France must declare such accounts to the French Tax Authorities when filing their annual tax returns. Failure to complete this reporting triggers penalties for the resident. French residents should consult with their personal tax advisor to determine their personal reporting obligations.

GERMANY Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you make or receive a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Plan), you must report the payment to the German Federal Bank electronically using the “General Statistics Reporting Portal” available via the Bank’s website

(www.bundesbank.de).

INDIA

Notifications

Exchange Control Information. You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of dividends paid on such Shares to India within a relatively short time of receipt (ninety (90) days or one hundred eighty (180) days, respectively). You will receive a foreign inwards remittance certificate (“FIRC”) from the bank where you deposit the foreign currency.  You should maintain the FIRC as evidence of the repatriation of the proceeds in the event the Reserve Bank of India or the Company or  your Employer requests proof of repatriation.  You are also responsible for complying with any other foreign exchange control laws in India that may apply to the Award or the Shares acquired under the Plan.

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Foreign Asset/Account Reporting Information.  You are required to declare any foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan) in your annual tax return.

UNITED KINGDOM Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 9 of the Agreement:

You are required to pay to the Company or the Employer, as applicable, any amount of income tax that the Company or the Employer may be required to account to Her Majesty’s Revenue and Customs (“HMRC”) with respect to the event giving rise to the income tax (the

“Taxable Event”) that cannot be satisfied by the means described in Section 9 of the Agreement. If payment or withholding of the income tax is not made within ninety (90) days of the end of the U.K. tax year in which the Taxable Event occurred or such other period as required under U.K. law (the “Due Date”), you agree that the amount of any uncollected income tax shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 9 of the Agreement. If you fail to comply with your obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax due. In the event that you are a director or executive officer and the income tax due is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.

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